UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

Eterna Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On September 24, 2024, Eterna Therapeutics Inc. (the “Company,” “we,” “us,” or “our”) entered into a securities purchase agreement (the “SPA”) with certain accredited investors, pursuant to which we agreed to sell to such investors, and such investors agreed to purchase from us, in a private placement (the “Common Stock Private Placement”), an aggregate of 1,516,997 shares of our common stock, par value $0.005 per share (or, in lieu thereof, one pre-funded warrant to purchase one share of our common stock), for an aggregate purchase price of approximately $1.1 million (or a purchase price of $0.75 per share of common stock and $0.75 less $0.005 per pre-funded warrant).

In addition to the satisfaction or waiver of customary conditions to closing, in order to comply with the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), the closing of the Common Stock Private Placement is subject to the approval by our stockholders of: (i) the issuance of the shares of our common stock and pre-funded warrants (and the issuance of shares of our common stock upon exercise of the pre-funded warrants) under the SPA; (ii) the issuance of shares of our common stock in connection with the Exchange Transactions (as such term is defined below); (iii) the issuance of shares of our common stock and/or pre-funded warrants upon conversion of the bridge notes (as defined below); and (iv) all transactions related thereto. The approval by our stockholders of the foregoing matters is referred to as the “Stockholder Approval.”

Each pre-funded warrant issued under the SPA will have an exercise price of $0.005 per share of common stock, subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events, will be exercisable at any time after issuance, and will not expire until exercised in full. A holder may not exercise their pre-funded warrant to the extent that the aggregate number of shares of our common stock beneficially owned by such holder, together with any other person whose beneficial ownership of our common stock would or could be aggregated with such holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (such other persons, “Attribution Parties”), immediately after such exercise would exceed 9.99% of the number of shares of our common stock then outstanding.

Under the terms of the SPA, we are required to seek the Stockholder Approval at a stockholder meeting to be held not later than the later of November 15, 2024 or, if the preliminary proxy statement for such meeting is reviewed by the Securities and Exchange Commission, December 20, 2024. Under the terms of the SPA, in connection with the stockholder meeting and any adjournment or postponement thereof, our board of directors must recommend that our stockholders vote in favor of the proposal seeking the Stockholder Approval and neither our board of directors nor any committee thereof may withdraw or modify such recommendation.

If the closing of the Common Stock Private Placement occurs, we expect to receive approximately $1.1 million in gross proceeds and we intend to use the net proceeds therefrom for general working capital purposes.

At the closing of the Common Stock Private Placement, we and investor parties to the SPA will enter into a registration rights agreement pursuant to which we will be required to file a resale registration statement with the Securities and Exchange Commission on or prior to the fifth trading day following the date on which the closing occurs. Such registration statement will be required to register for resale the shares of our common stock issuable under the SPA and upon exercise of the pre-funded warrants issuable under the SPA. We will be required to have such registration statement declared effective within 45 days after filing, or 60 days after filing if the registration statement is subject to a full review.

The SPA contains customary representations, warranties, covenants, and indemnification obligations of the parties. The representations, warranties and covenants in the SPA were made only for purposes of the SPA and as of a specific date, were made solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties.

The foregoing summary description of the SPA, the pre-funded warrants issuable thereunder, and the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the such documents themselves, forms of which are filed as exhibits to this report and are incorporated herein by reference.

Exchange Transactions

Also on September 24, 2024, we entered into exchange agreements (each, an “Exchange Agreement” and together the “Exchange Agreements”) with the holders of: (i) warrants to purchase an aggregate of approximately 4.4 million shares of our common stock we issued in December 2022 with an exercise price of $1.43 per share (the “December 2022 warrants”); (ii) $8.7 million in the aggregate principal amount of convertible notes we issued in July 2023 (the “July 2023 convertible notes”) and warrants to purchase an aggregate of approximately 6.1 million shares of our common stock we issued in July 2023 with an exercise price of $1.43 per share (the “July 2023 warrants”); (iii) $9.2 million in the aggregate principal amount of convertible notes we issued in December 2023 (the “December 2023 convertible notes” and together with the July 2023 convertible notes, the “convertible notes”) and warrants to purchase an aggregate of approximately 9.6 million shares of our common stock we issued in December 2023 with an exercise price of $1.43 per share (the “December 2023 warrants” and together with the December 2022 warrants and the July 2023 warrants, the “warrants”). The parties to the Exchange Agreements represent the holders of all the outstanding convertible notes and all the outstanding warrants except for a December 2022 warrant to purchase approximately 0.1 million shares of our common stock.

Subject to approval by our stockholders, under the Exchange Agreements (i) the holders of the warrants agreed to exchange all their warrants for shares of our common stock at an exchange ratio of 0.5 of a share of common stock for every one share of common stock issuable upon exercise of the applicable warrant (rounded up to the nearest whole number), and (ii) the holders of the convertible notes agreed to exchange all their convertible notes for shares of our common stock at an exchange ratio equal to (A) the sum expressed in U.S. dollars of (1) the principal amount of the applicable convertible note, plus (2) all accrued and unpaid interest thereon through the date the applicable convertible note is exchanged plus (3) all interest that would have accrued through, but not including, the maturity date of applicable convertible note if it was outstanding from the date such convertible note is exchanged through its maturity date, divided by (B) $1.00 (rounded up to the nearest whole number) (the “Exchange Transactions”).

If the Stockholder Approval is obtained, we expect to issue an aggregate of approximately 38.3 million shares of our common stock in the Exchange Transactions. If the Stockholder Approval is not obtained, all the warrants and convertible notes will remain outstanding in accordance with their terms.

Two of our former directors, Charles Cherington and Nicholas Singer, are parties to an Exchange Agreement on the same terms and subject to the same conditions as all other holders of warrants and convertible notes that are parties to Exchange Agreements.

The Exchange Agreements contain customary representations, warranties, and covenants of the parties, which were made only for purposes of such agreements and as of a specific date, were made solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties.

The foregoing summary description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the agreement itself, a form of which is filed as an exhibit to this report and is incorporated herein by reference.

Private Placement of Convertible Notes

Also on September 24, 2024, we entered into a note purchase agreement (the “NPA”) with certain accredited investors, pursuant to which we agreed to sell to such investors, and such investors agreed to purchase from us, in a private placement (the “Note Private Placement” and together with the Common Stock Private Placement and the Exchange Transactions, the “September 2024 Transactions”), an aggregate principal amount of approximately $3.9 million of 12.0% senior convertible notes (the “bridge notes”). The purchase and sale of the bridge notes closed on September 24, 2024. We received approximately $3.9 million in gross proceeds and we expect to use the net proceeds therefrom for general corporate purposes.

The bridge notes are our senior unsecured obligations and rank equal in right of payment with all of our existing and future unsubordinated indebtedness. The bridge notes accrue interest at a rate of 12.00% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2024. At our election, we may pay interest either in cash or in-kind by increasing the outstanding principal amount of the bridge notes. The bridge notes mature on the one year anniversary of the date of issuance, unless earlier converted or repurchased. We may not redeem the bridge notes at our option prior to maturity.

Immediately after the Stockholder Approval occurs, except as described in the paragraph below, 100% of the principal amount of the bridge notes plus all accrued and unpaid interest thereon and, if the Stockholder Approval occurs prior to December 24, 2024, plus such amount of interest that would have accrued on the principal amount through December 24, 2024 (the sum of such amounts, the “Conversion Amount”), will automatically convert into shares of our common stock at a conversion price of $0.50, subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events (the “Conversion Price”).

To the extent that the conversion of the Conversion Amount of a bridge note would result in the holder thereof, together with its Attribution Parties, beneficially owning a number of shares of our common stock in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion (and, for the avoidance of doubt, after giving effect to the issuance of shares our common stock (x) upon conversion of all the bridge notes after giving effect to the limitations described in this sentence, (y) under the SPA, and (z) under the Exchange Agreements), then such portion of the Conversion Amount that if so converted into shares of our common stock would result in such holder (together with its Attribution Parties) beneficially owning a number of shares of our common stock in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion (such portion of the Conversion Amount, the “PFW Conversion Amount”), will instead be converted into a pre-funded warrant to purchase such number of shares of our common stock equal to the the PFW Conversion Amount divided by the Conversion Price. The terms of the pre-funded warrants issuable upon conversion of the bridge notes will be substantially the same as the terms of the pre-funded warrants issuable under the SPA described above.

If the Stockholder Approval is obtained, we expect to issue an aggregate of approximately 8.0 million shares of our common stock upon conversion of the bridge notes or that may be issued upon exercise of the pre-funded warrants to be issued upon conversion of the bridge notes. If the Stockholder Approval is not obtained, the bridge notes will remain outstanding in accordance with their terms.

The bridge notes provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: our failure to pay any amounts due to the holders of the bridge notes when due, breaches of any representation, warranty, covenant or other term or condition in the bridge notes, and certain events of bankruptcy. Generally, if an event of default occurs and is continuing under the bridge notes, the holder thereof may require us to repurchase some or all of their bridge notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon.

Under the terms of the bridge notes, subject to limited exceptions and qualifications set forth therein, we are subject to affirmative and negative covenants regarding the incurrence of indebtedness, transactions with affiliates, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Messrs. Cherington and Singer participated in the Note Private Placement on the same terms and subject to the same conditions as all other investors in the Note Private Placement.

The NPA contains customary representations, warranties, covenants, and indemnification obligations of the parties. The representations, warranties and covenants in the NPA were made only for purposes of the NPA and as of a specific date, were made solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties.

The foregoing summary description of the NPA, the bridge notes, and the pre-funded warrants issuable upon conversion of the bridge notes does not purport to be complete and is qualified in its entirety by reference to the documents themselves, forms of which are filed as exhibits to this report and are incorporated herein by reference.

Support Agreements

In connection with entering to the SPA, the Exchange Agreements and the NPA, we entered into support agreements with all parties to such agreements and their affiliates, pursuant to which, the stockholders party thereto agreed, among other things, to vote all shares of our common stock the applicable stockholder may vote under Nasdaq rules in favor of the proposal seeking to obtain the Stockholder Approval. As of the date the support agreements, the stockholder parties thereto own approximately 48% of the outstanding shares of our common stock.

In connection with entering into the support agreement, we entered into a lock-up agreement with the parties to the support agreements who were not parties to either the SPA or NPA, pursuant to which such parties agreed not to, among other things, transfer or sell any of our securities until the nine-month anniversary of the closing of the transactions contemplated by the SPA, the Exchange Agreements and the NPA.

The foregoing summary description of the support agreements and lock-up agreements does not purport to be complete and is qualified in its entirety by reference to the agreements themselves, forms of which are filed as exhibits to this report and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the bridge notes in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this report related to the September 2024 Transactions is incorporated by reference into this Item 3.02. The securities issued or to be issued in the September 2024 Transactions were or will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(9) of the Securities Act, Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act. Each of the investors in the Common Stock Private Placement and the Note Private Placement represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Each party to an Exchange Agreement represented to the Company that it has not paid or given, and will not pay or give, to any person, any commission or other remuneration, directly or indirectly, for soliciting the exchange of securities thereunder. None of the securities offered in the September 2024 Transactions were or are being offered through any general solicitation by the Company or its representatives. Neither this report, nor the exhibits hereto, is an offer to sell or a solicitation of an offer to buy any of the securities described herein or therein, nor shall there be any offer, solicitation or sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

The Company’s 2024 annual meeting of stockholders, which was previously expected to be held on September 27, 2024, is now expected to be held on October 29, 2024. In accordance with the Company’s second amended and restated bylaws, in order for any business to be brought before such meeting by a stockholder and for any person to be nominated for election to the Company’s board of directors at such meeting by a stockholder, such stockholder must notify the Company of such intention by notice received at the Company’s principal executive offices not later than the close of business on October 5, 2024. Stockholder proposals intended for inclusion in the Company’s proxy statement for the meeting pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices no later than the close of business on October 5, 2024, which the Company believes is a reasonable time before it begins to print and mail proxy materials for the meeting. In addition, all such stockholder notices and stockholder proposals must conform to the applicable requirements of the Company’s second amended and restated bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law. All such notices and stockholder proposals are be directed to: Eterna Therapeutics Inc., Attention: Secretary, 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto

10.2	Form of pre-funded warrant issuable under the securities purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto

10.3	Form of exchange agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the parties thereto

10.4	Note purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto

10.5	Form of 12.0% senior convertible note issued under the note purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto

10.6	Form of pre-funded warrant issuable upon conversion of 12.0% senior convertible notes issued under the note purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto

10.7	Form of support agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the stockholder parties thereto

10.8	Form of lock-up agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the stockholder parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: September 25, 2024	By:	/s/ Sanjeev Luther
Sanjeev Luther President and Chief Executive Officer

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